Exhibit 4.33

THIS ASSIGNMENT is made the

B E T W E E N :

(1) POSEIDON NAVIGATION CORP. (the ***"Sellers"***), a corporation organized and existing under the laws of the Marshall Islands, having its registered office at Ajeltake Road ,Ajeltake Island, Majuro Marshall Islands; and

(2) CONQUISTADOR SHIPPING CORPORATION (the ***"Buyers"***), a Corporation organized and existing under the laws of Nevis, having its registered office at Post Box 583, Morton House, Government Road, Charlestown ,Nevis

W H E R E A S:

1. The Sellers are the sole and lawful owner of the whole of a motor vessel known as NIKIFOROS (the ***"Vessel"***), registered in the Sellers name, under Official Number 17011, IMO No.9108116 and call sign D5IW7, pursuant to the flag and the laws of the Republic of Liberia.

2. By a first preferred mortgage and accompanying deed of covenants, both dated the date hereof, the first priority ranking (the ***"Mortgage"***) pursuant to an agreement made between the Sellers and the Buyers and dated the date hereof the Sellers mortgaged the Vessel to the Buyers to secure the payment by the Sellers of all sums due and to become due to the Mortgagee under and pursuant to a Memorandum of Agreement (the **"MOA"**) dated 28/11/2016 , made between the Sellers, as Seller (the **"Sellers"**), and the Buyer (the ***"Buyers"***).

3. It is a condition precedent to the obligation of the Sellers to grant to the Buyers as contemplated under the MOA that the Sellers execute this Assignment, and thereby secure the Sellers obligations to the Buyers under or pursuant to the MOA and this Assignment is collateral to the Mortgage and is given in consideration of all those matters in consideration for which the Mortgage was given.

NOW THIS ASSIGNMENT WITNESSETH as follows:

PART I - GENERAL

1. Definitions

In this Assignment :

1.01. ***"Assigned Property"*** means all the property assigned to the Buyers in Clauses 5 and 11 hereof ;

1.02. ***"Indebtedness"*** means all sums (of principal, interest or otherwise) due or to become due from the Sellers to the Buyers under or pursuant to the MOA;

1.03. ***"Other Assignments"*** means collectively: **(i)** a certain first priority assignment of the earnings and insurances dated 28/11/2016 in respect of the Vessel in favour of the Buyers,

1.05. ***"Permitted Liens"*** means, in relation to the Vessel, liens for master's and crew's wages, liens in respect of salvage (including contract salvage), general average and other liens covered by insurance and any deductible relating thereto and liens permitted under and pursuant to the Mortgage and the Assignment;

1.06. ***"Security Documents"*** means this Assignment, the Mortgage and any other security document granted or to be granted to the Buyers as security of the Indebtedness.

1.07. Any reference in this Assignment to a ***«Clause», «sub-clause»*** or a ***«Schedule»*** shall, subject to any contrary indication, be construed as a reference to a clause, sub-clause or schedule hereof.

1.10. Words and expressions defined in the Agreement shall bear the same meaning when used herein, unless otherwise defined or the context otherwise requires.

2. Security

The security created by this Deed and by the terms, covenants and conditions hereof shall be held by the Buyers as a continuing security for **(i)** the due and punctual payments by the Sellers to the Buyers, and **(ii)** the due and punctual performance and observance by the Sellers of all their obligations under the MOA.

3. Representations and Warranties

The Sellers represent to the Buyers that :

3.01. the Vessel is solely, lawfully and beneficially owned by it free and clear of all encumbrances except the Mortgage and this Assignment.

3.02. the Vessel is not **(a)** under arrest, **(b)** in the possession of any person (other than her master and crew) in whose hands she is or will become subject to a possessory lien (whether or not a Permitted Lien), or **(c)** subject to any liens (other than the Permitted Liens);

3.03. it has not assigned or otherwise created any encumbrance over its or any part of its right, title and interest in and to the Insurances and the Earnings, the Requisition Compensation and any Charter or Contract of Affreightment (as such terms are hereinafter defined) of the Vessel

3.04. the Vessel is insured on the date hereof in compliance with the requirements of Clause 6 ;

3.05. it has the necessary corporate power to enter into and perform the obligations undertaken by it in the Mortgage and this Assignment;

3.06. its entry into and the performance by it of the obligations undertaken by it in the Mortgage and this Assignment have been authorized by all necessary action on the part of its directors;

3.07. (other than the registration of the Mortgage in the appropriate Registry) all consents, licenses and approvals of, declarations to or registrations with courts or government agencies required to make the Mortgage and this Assignment its valid and binding obligations or to enable it lawfully to enter into and perform the obligations undertaken by it in the same have been obtained or made and are in full force and effect;

3.08. save as mentioned in sub-clause 3.07, it is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of the Mortgage or this Assignment in any pertinent jurisdiction that they be filed, recorded, registered or enrolled with any court or government agency of or in that jurisdiction;

3.09. neither its entry into nor the performance by it of the obligations undertaken by it in the Mortgage and this Assignment will **(a)** give rise to, cause to crystallize or oblige any person to create an encumbrance other than one in favour of the Buyers, **(b)** vest in any person any right to require premature payment or repayment of any indebtedness to it or to terminate or withdraw any vessel from service under any charter party to which it is a party, or **(c)** be or necessarily result in any breach of or default under its memorandum and articles of association (or documents of equivalent effect), any provision of law or any agreement to which it is party or by which it may be bound; and

3.10. the obligations undertaken by it in the Mortgage and this Assignment are its valid and binding obligations.

PART II - INSURANCES

4. Insurance Definitions

In this Part :

4.01. ***"Insurances"*** means all policies and contracts of insurances and all entries in a protection and indemnity or war risks association which are now or may hereafter be taken out or effected in respect of the Vessel, her freight, disburșement, profits or otherwise howsoever, and all the benefits thereof including all claims whatsoever and returns of premia;
4.02. ***"Insurers"*** means the underwriters or insurance companies with whom any Insurance is effected and the manager of any protection and indemnity or war risks association in which the Vessel may at any time be entered;

4.03. ***"Mortgaged Vessel"*** means present vessel mortgaged in favour of the Buyers as security for the MOA;

4.05. ***"Obligatory Insurance"*** means any policy or contract of insurance and any entry in a protection and indemnity or war risks association effected under or pursuant to Clause 6 hereof;

4.06. ***"total loss"*** means and includes any **(i)** actual, constructive, compromised or arranged total loss of the Vessel; or **(b)** requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or **(c)** hijacking, theft, condemnation capture, seizure, detention, arrest or confiscation of the Vessel by any government or by any person acting or purporting to act on behalf of any government, unless the Vessel is released and restored to the Buyers within thirty (30) days after the occurrence thereof.

5. Buyers Interest in the Insurances

The Sellers :

5.01. with full title guarantee hereby assign to the Buyers, all of the Sellers rights, title and interest in and to the Insurances; ***Provided that*** if at any time there is no amount owing, due or payable by the Sellers to the Buyers and the Sellers are under no further liability under the Mortgage , the Buyers will, at the request and cost of the Sellers, re-assign the Insurances to the Sellers or as it may direct;

5.02. will forthwith upon the execution hereof and if and whenever an Insurance comes into effect after the execution by the Sellers of this Assignment, give (or cause to be given by the approved brokers) to the Insurers a notice of the assignment.

5.03. will promptly execute all such documents and do all such things as may be necessary to create for the Buyers a legal title to the Insurances and will, in particular but without limitation, **(a)** notify the approved brokers and the Insurers of the interest of the Buyers in the Vessel and in each Insurance and **(b)** ensure that each Insurance contains Loss Payable and Notice of Cancellation Clauses.

5.04. will cause the approved brokers and the managers of any protection and indemnity or war risks association in which the Vessel may be entered:

(i) to hold to the order of the Buyers the original of all policies, contracts, binders, insurance slips, cover notes and certificates of entry relating to the Vessel, and to deliver certified copies thereof to the Buyers on its request;

(ii) to agree that they will not set-off against or exercise any lien over any sum recoverable in respect of any insurance claim relating to the Vessel in respect of any premiums or other amounts due to the approved brokers or any other person in respect of any other vessel or in connection with any insurance premiums or other obligations owed to the approved brokers by any other party; and

(iii) to agree to advise the Buyers promptly :

(a) if any underwriter, insurance company or protection and indemnity or war risks association cancels any Obligatory Insurance;

(b) of any alteration to any Obligatory Insurance or any default in the payment of any premium, call or contribution or any failure to renew any of the Insurances at least fourteen (14) days before its expiry ; and

(c) of any other act, omission or event of which they have knowledge which would or might render invalid or unenforceable any of the Obligatory Insurances in whole or in part ;

5.05. represents and warrants that it has not heretofore assigned, charged or pledged the Insurances in whole or in part, and will not hereafter assign, charge or pledge the Insurances in whole or in part to anyone other than the Buyers;

5.06. will not, without the prior written consent of the Buyers, settle, compromise or abandon any claim under any of the Obligatory Insurances other than a claim of less than US 50,000 and not being a claim arising out of the total loss of the Vessel ;

5.07. if and whenever any of the Obligatory Insurances comes into effect, will give written notice thereof to the Buyers stating the full particulars (including the dates and amounts) thereof; and

5.08. will, without expenses to the Buyers, make all proofs of loss and take any and all other steps necessary to effect collection from brokers, underwriters or protection and indemnity or war risk associations or of any loss under any Insurance and shall do all things necessary and provide all documents, evidence and information to enable the Buyers to collect or recover any moneys which shall at any time become due in respect of the Insurances.

6. Obligatory Insurances

The Sellers covenant that they will:

6.01. at all times insure and keep the Vessel and her increased value insured, at its own expense, through the approved brokers in the name of the Sellers on an agreed value basis

according to English or American or Norwegian hull clauses or any other similar clauses with a reasonable deductible acceptable to the Buyers, but in no event for an amount less than the Required Amount, and in the approved currency against all risks (including, without limitation, fire and usual marine risks, including excess risks) usually covered with Lloyds underwriters or such other underwriters or insurance companies as are, in such case, acceptable to the Buyer and by policies in any such form as the Buyer may from time to time approve in writing; ***Provided that*** if and when the Vessel is laid up, in lieu of such insurances as contemplated in this Clause 6.01 the Sellers may keep such Vessel insured under a policy of port or lay up risk insurance in such form as the Buyers may approve in writing ;

6.02. at all times keep the Vessel and her increased value insured, at its own expense, through the approved brokers in the name of the Sellers on an agreed value basis, in the approved currency and the amount referred to in sub-clause 6.01, against war risks, (including risks, whether or not regarded as a war risks, excepted by the free of capture and seizure clauses in the standard form of marine policy) either with such underwriters or insurance companies and by policies in such form or by entering the Vessel with war risks associations as the Buyers may from time to time approve in writing ;

6.03. (unless the relevant liability risks are covered by the insurances referred to in sub-clauses 6.01 and 6.02), at all times keep the Vessel entered for her full value and tonnage in a protection and indemnity association approved by the Buyers in writing against all risks including pollution risks as are not covered by the ordinary hull and machinery policies, for an amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market, and in any case equal to the maximum availability with the international group of protection and indemnity clubs, and are usually insured against by entry in a protection and indemnity association including, without limitation, excess risks and pollution, spillage and leakage risks, mortgagee's interest additional perils and the proportion, if any, not recoverable in case of collision under the running down clause in the ordinary Lloyd's policies, expropriation or sequestration of the Vessel or the imposition of a lien or encumbrances of any kind having priority to the Mortgage or claims against the Buyers;

6.04. not make any material alteration in any Obligatory Insurance without the prior written consent of the Buyers, nor make do or agree to any act or omission which would or might enable cancellation of any Obligatory Insurance or render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;

6.05. not cause or permit the Vessel to be operated in any way inconsistent with the provisions or warranties of or implied in, or outside the cover provided by, the Obligatory Insurances or to be engaged in any voyage or to carry any cargo not permitted by the Obligatory Insurances without first obtaining the consent to such operation or engagement of the Insurers concerned and complying with such requirements as to the extra premia or otherwise as the Insurers may prescribe;

6.07. duly pay all premiums, calls, contributions or other sums of money from time to time payable in respect of any Insurance ;

6.08. arrange for the execution of such guarantees or indemnities as may from time to time be required by a protection and indemnity or war risks association;

6.09. without prejudice to the generality of the foregoing :

(i) the insurances taken out pursuant to sub-clause 6.01 shall be on a full cover or all risks cover basis, according to either English or American or Norwegian hull clauses and with only such deductible as may be acceptable to the Buyers;

(ii) the insurances taken out pursuant to sub-clause 6.02 shall be according to London Institute War Clauses, attaching also the so-called War Protection Clause, and the Sellers shall be required to insure separately crew war liabilities;

(iii) if any crew liabilities have been entirely excluded from protection and indemnity association cover or insured on a deductible/excess basis, such liabilities shall be further separately insured on terms and with other underwriters acceptable to the Buyers;

6.11. it is hereby agreed that if the Sellers fail to take out or maintain any insurance required to be effected by it pursuant to this Clause 6, the Buyers on behalf of the Sellers may (but shall not be bound to) effect any such insurance (without prejudice to any other right of the Buyers arising hereunder, under the Agreement or under the other Security Documents by reason of such default) and the Sellers will on demand pay to the Buyers the amount of any payment made in connection therewith, together with interest thereon at the rate specified in Clause 18 of the Agreement from the date of payment was made to the date of receipt.

7. Information on Obligatory Insurances

The Sellers will forthwith upon the effecting of any Obligatory Insurances, give written notice thereof to the Buyers stating the full particulars (including the dates and amounts) thereof and on the request of the Buyers.

8. Application of Insurance Moneys

Until the occurrence of an Event of Default (as defined in the Mortgage and the MOA) :

8.01. any claim under any Obligatory Insurance (other than in respect of a total loss which shall be applied as provided for in the Agreement) shall be applied by the Sellers **(i)** in making good the loss or damage in respect of which it has been paid or **(ii)** in reimbursement of moneys expended by it for such purpose;

8.02. any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or to the Sellers to reimburse it for moneys expended in satisfaction of such liability ;

8.03. the Buyers shall promptly consent to the payment to the Sellers of any claim under any of the Obligatory Insurances ; ***Provided that*** the Buyers are satisfied that the claim will, so far as is necessary, be applied as mentioned above in this Clause .

PART III

EARNINGS AND REQUISITION COMPENSATION

9. Earnings Definitions

In this Assignment :

9.01. "*Charter*" means any charter party relating to the Vessel whether now existing or hereinafter entered into by the Sellers or any person, firm or company on their behalf;

9.02. "*Contract of Affreightment*" means any contract or engagement for the carriage or transportation of cargo, mail or passengers or any of them relating to the Vessel whether now existing or hereinafter entered into by the Sellers or any person, firm or company on its behalf .

9.03. "*Earnings*" means:

(i) all freights, hires and any other moneys of whatsoever kind which may at any time be earned by, or become payable to or for the account of, the Sellers arising out of or as a result of the ownership and/or operation of the Vessel by the Sellers or its agents and dividends or other distributions received in connection with any pooling or sharing arrangements relating to the Vessel;

(ii) all moneys and claims for moneys due and to become due to the Sellers under, and all claims for damages arising out of, the breach of any Charter or any Contract of Affreightment or any such pooling or sharing arrangements and any and all claims and causes of action for money, loss or damages that may accrue or belong to the Sellers arising out of or in any way connected with the present or future use, operation or management of the Vessel;

(iii) all moneys and claims for moneys due and to become due to the Sellers, as a consequence of and all claims for damages in respect of, the total loss of the Vessel or requisition for hire or use of the Vessel or the Sellers' interest therein;

9.04. "*Long-term Charter or Contract of Affreightment*" means any charter or contract of affreightment which is for a period (or with optional extensions may be extended so that it will ultimately be for a period) equal or in excess of six (6) months; and

9.05. *"Requisition Compensation"* means the sum of money or other compensation from time to time payable or paid by any person in connection with or by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire or use.

10. Earnings Representations

The Sellers represent and warrant to the Buyers that:

10.01. it has not heretofore assigned or pledged or in any other way encumbered the Earnings, or the Requisition Compensation or any Charter or Contract of Affreightment or any part thereof, save for the Other Assignments;

10.02. neither it nor (to the best of its knowledge or belief) any charterer or shipper is in default under any Charter or Contract of Affreightment; and

10.03. (save as disclosed to the Buyers in writing) there are no actions, suits or proceedings pending or threatened in connection with or arising out of any Charter or Contract of Affreightment relating to the Vessel.

11. Title to the Earnings and the Requisition Compensation

The Sellers hereby assign, with full title guarantee, to the Buyers, all of the Sellers rights, title and interest in and to the Earnings and the Requisition Compensation ; ***Provided that*** if at any time there is no amount owing, due or payable by the Sellers to the Buyers under the MOA or the Mortgage and the Sellers are under no further liability under the Mortgage the

Buyer will, at the request and cost of the Sellers, re-assign the Earnings and the Requisition Compensation to the Sellers or as it may direct .

12. Earnings Covenants

The Sellers will:

12.01. promptly take all steps necessary or appropriate to preserve for the benefit of the Sellers and the Buyers their respective interests in each Charter or each Contract of Affreightment;

12.02. promptly and diligently perform the obligations on its part contained in any Charter or Contract of Affreightment, notify the Buyers of any default by it, any charterer or any shipper under any Charter or Contract of Affreightment and institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interest of the Sellers, and the Buyers, in such Charter or Contract of Affreightment ;

12.03. upon entering into a Long-term Charter or Contract of Affreightment to which the Buyers have consented in accordance with sub-clause 12.08 formally assign such Charter or Contract of Affreightment to the Buyers (such assignment to be in form and substance acceptable to the Buyers) supply the Buyers with a certified true copy thereof and from time to time give to the Buyers all such other information as the Buyers may require relating to the relevant Vessel employment ;

12.04. procure that any Earnings from a Long-term Charter or Contract of Affreightment, are paid promptly into the Earnings Account with the Facility Office of the Bank in the name of the Sellers, as such account defined in the Agreement, or such other account or accounts as may be agreed between the Buyers and the Sellers and (at the request of the Buyers) from time to time write letters to each of the agents and representatives of the Sellers into whose hands or control any part of the Earnings may come informing each such addressee of the assignment set out in Clause 11 hereof and instructing each addressee **(a)** to remit promptly to the account as referred to above any part of the Earnings which may come into such addressee's hands or control and to continue so to do until such time as such addressees may receive written notice to the contrary direct from the Buyers, and **(b)** to acknowledge direct to the Buyers receipt of such instructions from the Sellers;

12.05. at any time and from time to time upon the written request of the Buyers promptly and duly execute and deliver any and all such further instruments and documents as the Buyers may reasonably require for the purpose of obtaining the full benefit of the assignment of the Earnings herein contained and of the rights and powers hereby granted and in particular, at the request of the Buyers, give notice to any charterer or shipper under any Long-term Charter or Contract of Affreightment.

12.06. not without the prior written consent of the Buyers assign, charge, pledge or otherwise create any encumbrances over the whole or any part of its rights under any Charter or Contract of Affreightment or in respect of the Requisition Compensation in favour of anyone other than the Buyers;

12.07. not without the prior written consent of the Buyers **(i)** make or consent to any modification, amendment, cancellation or termination of any Long-term Charter or Contract of Affreightment, **(ii)** grant or agree to any waiver or release of any obligation of any charterer or any shipper under any such Charter or Contract of Affreightment, **(iii)** make or agree to any claim that any such Charter or Contract of Affreightment is frustrated or **(iv)** substitute for service under any such Charter or Contract of Affreightment any vessel other than the Vessel;

12.08. not without the prior written consent of the Buyers (which the Buyers shall have full liberty to withhold) and, if such consent is given, only subject to such conditions as the Buyers may impose, to let the Vessel :

(i) on demise charter for a period of six (6) months or more;

(ii) on any Long-term Charter or Contract of Affreightment ;

(iii) on terms whereby more than two (2) month's hire (or the equivalent) is payable in advance; or

(iv) below the market rate prevailing at the time when the Vessel is fixed or any other arms' length terms; and

12.09. not without prior written consent of the Buyers (and then only subject to such conditions as the Buyers may impose), enter into any agreement or arrangement whereby the Earnings may be shared with any other person.

PART IV - MISCELLANEOUS

13. Further Assurance

The Sellers shall, from time to time at the written request of the Buyers, do all such things and execute all such documents as the Buyers may consider necessary or desirable to give full effect to this Assignment or to fully secure the rights of the Buyers hereunder.

14. Cost and Expenses

The Sellers will pay to the Buyers on demand:

14.01. any and all moneys whatsoever the Buyers shall or may expend or become liable for in or about the protection, maintenance or enforcement of the security hereby created or in or about the exercise by it of any of the powers vested in it hereunder ; and

14.02. all cost and disbursements (including legal fees) incurred by the Buyers in connection with the negotiation preparation, execution, registration and stamping (if any) of this Assignment and of the carrying out of the transactions hereby contemplated (whether such transactions are completed or not), the fees and disbursements of the Buyers lawyers, accountants, surveyors or other experts for any advice or services which the Buyers may deem it necessary or expedient to obtain in connection with the carrying out of this Assignment and the maintenance of the security hereby given and all stamp and other duties and taxes (if any) to which the Assignment may be subject and will indemnify the Buyers for and against all costs, expenses and liability with respect to or resulting from any delay in paying or omission to pay any such duties or taxes.

15. Remedies

If an Event of Default occurs and is continuing, the Buyers shall be entitled, without notice or further demand, immediately to put into force and exercise all the rights, powers and remedies possessed by it according to law as assignee of the Assigned Property and shall in any event have the right to collect, recover or compromise and give a good discharge for any and all moneys and claims for moneys for the time being compromised in the Assigned Property.

16. Receiver

16.01. At any time after an Event of Default has occurred and the Sellers liabilities become immediately due and payable as aforesaid, the Buyers may appoint by writing any person to be a Receiver of all or part of any of the property assigned to the Buyers hereby and may from time to time by writing remove any Receiver so appointed and appoint another in his place.

16.02. A Receiver appointed as aforesaid shall be the agent of the Sellers (who shall be solely responsible for his acts, defaults and remuneration) and shall have power on behalf of and at the cost of the Sellers to do or omit to do anything which the Sellers could do or omit to do in relation to any property charged or assigned by this Assignment and generally shall have power to exercise all or any of the powers conferred on the Buyers by law or by this Assignment.

16.03. The Sellers hereby irrevocably appoint any Receiver appointed as aforesaid their attorney for and in their name and on their behalf and as their act and deed to execute, seal and deliver and otherwise perfect any assurance, agreement, instrument or act which may be required or may be deemed proper for any of the purpose hereof.

16.04. All moneys received by the Receiver shall be applied by him (subject to the claims of all secured and unsecured creditors (if any) ranking in priority to the security created by this Assignment):

(i) **first**, in payment of all reasonable costs, charges and expenses of and incidental to the appointment of such Receiver and the exercise of all or any of the powers aforesaid and of all outgoings properly paid by him;

(ii) **second**, in payment of remuneration of such Receiver at such rate as may be specified in the instrument of appointment or otherwise reasonably agreed between him and the Buyers; and

(iii) **third**, in payment to the Buyers of any balance remaining in the hands of such Receiver to be applied according to the provisions of the Agreement.

17. Extension of Powers

17.01. Each and every power and remedy conferred on the Buyers by this Assignment shall be cumulative and in addition to every other power and remedy thereby specifically conferred or now or hereinafter existing at law, in equity, in admiralty or by statute. Each and every such power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by the Buyers. The exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Buyers or in the exercise of any right or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Sellers or to be an acquiescence therein.

17.02. The Buyers may from time to time and at any time waive unconditionally or on such terms and conditions as may deem expedient any, conditions and obligations on the part of the Sellers contained herein or any breach thereof by the Sellers. Every such waiver by the Buyers shall be deemed to have been made without prejudice to their other rights and powers hereunder, which shall at all times thereafter remain exercisable whenever the Buyers shall think fit and as if such waiver had not been made.

18. Application of Moneys in Default

All moneys received by the Buyers under or by virtue of this Assignment after the security hereby constituted has become enforceable in accordance with the provisions of this Assignment shall be applied according to the provisions of the Agreement.

19. Continuing and Independent Security

19.01. This Assignment and the security hereby created shall be in addition and not in substitution for or derogation of any other security now or from time to time hereafter held by the Buyers in respect of or in connection with any or all of the money and liabilities hereby secured.

19.02. The Buyers shall not need before exercising any of the rights, powers or remedies conferred upon it by this Assignment or by law **(i)** take action or obtain judgement against the Sellers or any other persons in court, **(ii)** make or file any claims or proof in a winding-up or liquidation of the Sellers or any other person or **(iii)** enforce or seek to enforce the recovery of the moneys and liabilities hereby secured or any other security.

19.03. The Buyers may in their sole discretion **(i)** grant time or other indulgence or make any other arrangement in respect of any of the moneys and liabilities hereby secured or of any other security therefor or of any other company or companies, person or persons not parties hereto, or **(ii)** vary any provision of the Agreement or any document related thereto or any security therefor without prejudice to this security and the security created by this Assignment shall not be in any way discharged or impaired by reason of any other circumstances which might (but for this provision) constitute a legal or equitable discharge of such security.

20. Law and Jurisdiction

20.01. This Assignment shall take effect under, and be governed by and construed in accordance with English law.

20.02. Each of the parties hereto irrevocably agrees for the benefit of the Buyers that any dispute should arise in connection with the interpretation in fulfilment of this contract shall be decided by Arbitration in London as per MOA

20.03. The submission to the jurisdiction of the courts referred to in sub-clause 22.02 shall not (and shall not be construed so as to) limit the right of the Buyers to take proceedings against the Sellers in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

21. Notices

21.01. The Sellers agree that the process by which any suit, action or proceeding is begun may be served on them by being delivered **(i)** in connection with any suit, action or proceeding in England to Messrs, and **(ii)** in connection with any suit, action or proceeding in Piraeus Greece, to the e-mail of snp@carriers.gr and/or to the Scorinis Law Offices in Greece either physically or by means of e-mail.

IN WITNESS whereof the parties hereto have executed this Assignment (in the case of the Shipowner as a Deed) under the hands of the duly authorized representative of each of them the day and year, first before written.

The Sellers

SIGNED by ANTONIOS BERTSOS)
as Attorney-in- fact)
for and on behalf of)
POSEIDON NAVIGATION CORP.) ____________________)

POSEIDON NAVIGATION CORP.
Corporate Seal
2015
Reg. Number. 78703
Republic of Marshall Islands

in the presence of

____
Witness' signature: Scorinis Law Offices, Greece
Name:

ATTORNEY - AT - LAW
67, IROON POLYTECHNIOU AVE.

The Buyers

SIGNED by ....)
as Attorneys-in-fact)
for and on behalf of)
Conquero Tadao Shipping Corporation) ____________________)